                                                                   EXHIBIT 10.13


                            MBCI OPERATING, L.P. AND
                          METAL COATERS OPERATING, L.P.
                    MANAGEMENT INCENTIVE TRUST AGREEMENT FOR
                    THE BENEFIT OF _________________________


         This Management Incentive Trust Agreement is made effective the 8th day of May, 1998, by and among MBCI Operating, L.P., a Texas Limited Partnership and Metal Coaters Operating, L.P., a Texas Limited Partnership (hereinafter referred to as "MBCI"), and NationsBank of Texas, N.A. (hereinafter referred to as "Trustee").

                                   WITNESSETH

         WHEREAS, MBCI has adopted a Management Incentive Scheme (hereinafter referred to as the "Plan"), an executed copy of which is attached hereto as Exhibit "A" and hereby incorporated by reference, in which certain employees have been allowed to participate; and

         WHEREAS, MBCI has designated _________________________, as a Participant under the Plan; and

         WHEREAS, MBCI has incurred or expects to incur liability under the terms of such Plan; and

         WHEREAS, MBCI desires to establish an irrevocable grantor trust (hereinafter referred to as the "Trust"), and shall transfer to such Trust certain assets which shall be held therein for the purposes and under the direction and constraints contained in this document, until such time as they may be distributed under the Plan; and

         WHEREAS, it is the intention of MBCI to transfer and contribute assets to the Trust under the Plan, for the Trustee to act as a repository for and to safeguard such assets, and, the Trustee is willing to act as Trustee under the terms of this document and hold such assets for the purposes herein contained; and

         WHEREAS, MBCI shall appoint one or more of its employees to act as the Trust and Plan Recordkeeper (hereafter referred to as the "Recordkeeper") to perform such accounting and administrative services as are required by this Trust and the Plan, and further is willing to provide said services under the direction and requirements of this Trust or the Plan;

         NOW THEREFORE, in consideration of the promises and mutual covenants contained herein, the parties do hereby establish this Trust, agree to be bound by and operate under the terms of this Trust Agreement, and further agree that the assets of the Trust shall be held, administered, accounted for and distributed under the terms and conditions enumerated herein, as follows:



MBCI OPERATING, L.P. AND
METAL COATERS OPERATING, L.P.
MANAGEMENT INCENTIVE TRUST AGREEMENT
FOR THE BENEFIT OF _________________

                        SECTION 1. ESTABLISHMENT OF TRUST

         A. MBCI hereby agrees to deposit with Trustee in trust the sum of exactly _________________________ ($_______________), in cash, in kind, or in other forms to be administered and together with all income and accumulations to be disposed of as provided in this Trust Agreement, which shall become the principal and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan Participant or beneficiary shall have any right to compel any additional deposits.

         B. The Trust hereby established is irrevocable by MBCI subject to the terms and conditions of the Plan.

         C. The Trust is intended to be a grantor trust, of which MBCI is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

         D. The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of MBCI and shall be used exclusively for the uses and purposes of Plan Participants and general creditors as herein set forth. Plan Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan(s) and this Trust Agreement shall be mere unsecured contractual rights of Plan Participants and their beneficiaries against MBCI. Any assets held by the Trust will be subject to the claims of MBCI's general creditors under federal and state law in the event of Insolvency, as defined in
Section 3A herein.

                   SECTION 2. PAYMENTS FOR THE BENEFIT OF PLAN
                      PARTICIPANTS AND THEIR BENEFICIARIES.

         A. Annual Earnings. The Trustee shall retain, for the benefit of each Plan Participant, all of the annual earnings of the Trust.

                  1. All retained, undistributed earnings shall be accumulated with and become a part of the undistributed corpus of the Trust.

         B. Vested Portion. During the term of this Trust and the Plan, MBCI may deliver to the Trustee a schedule directing the Trustee to distribute all of the corpus and earnings of the Trust to MBCI for the benefit of the Participant. Upon receipt of such instruction, the Trustee shall distribute the amount indicated by MBCI to MBCI for the benefit of the Participant. MBCI shall pay to _________________________ all distributions of earnings in excess of the amount required to be withheld and paid to taxing authorities. MBCI shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of the vested portion and shall pay amounts withheld to the appropriate taxing authorities. MBCI shall, upon request from the Trustee, provide verification that such amounts have been reported, withheld and paid by MBCI or the Participant.



                                                                               2
MBCI OPERATING, L.P. AND
METAL COATERS OPERATING, L.P.
MANAGEMENT INCENTIVE TRUST AGREEMENT
FOR THE BENEFIT OF _________________

         C. The entitlement of a Plan Participant or his or her beneficiaries to benefits under the Plan(s) shall be determined by MBCI or such party as it shall designate under the Plan(s), and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan(s).

              SECTION 3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS
                  TO TRUST BENEFICIARY WHEN MBCI IS INSOLVENT.

         A. Trustee shall cease payment for the benefit of Plan Participant and his beneficiaries if MBCI is Insolvent. MBCI shall be considered "Insolvent" for purposes of this Trust Agreement if (1) MBCI is unable to pay its debts as they become due, or (2) MBCI is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         B. At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of MBCI under federal and state law as set forth below:

                  1. The Chief Executive Officer of MBCI shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of MBCI alleges in writing to Trustee that MBCI has become Insolvent, Trustee shall determine whether MBCI is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan Participants or their beneficiaries.

                  2. Unless Trustee has actual knowledge of MBCI's Insolvency, or has received notice from MBCI or a person claiming to be a creditor alleging that MBCI is Insolvent, Trustee shall have no duty to inquire whether MBCI is Insolvent. Trustee may in all events rely on such evidence concerning MBCI's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning MBCI's solvency.

                  3. If at any time Trustee has determined that MBCI is Insolvent, Trustee shall discontinue payments for the benefit of Plan Participant or his beneficiaries and shall hold the assets of the Trust for the benefit of MBCI's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan Participant or his beneficiaries to pursue their rights as general creditors of MBCI with respect to benefits due under the Plan(s) or otherwise.

                  4. Trustee shall resume the payment of benefits for the benefit of Plan Participant or his beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

         C. Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3B hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due for the benefit of Plan Participant or his beneficiaries under the terms of the Plan(s) for the period of such discontinuance, less the aggregate amount of any payments made



                                                                               3
MBCI OPERATING, L.P. AND
METAL COATERS OPERATING, L.P.
MANAGEMENT INCENTIVE TRUST AGREEMENT
FOR THE BENEFIT OF _________________
to Plan Participant or his beneficiaries by MBCI in lieu of the payments provided for hereunder during any such period of discontinuance.

                         SECTION 4. INVESTMENT AUTHORITY

         A. In no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by MBCI or any entity owning all or part of MBCI; provided, however, that the Trustee may invest in the 9 1/4% senior subordinated notes due 2009 issued by NCI Building Systems, Inc, a Delaware corporation and ultimate parent company of the Company. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable or rest with MBCI or the Plan Participant.

         B. Subject to the exception in Paragraph A above, investments of the Trust funds, including principal and earned and undistributed income, shall be made by the Trustee in accordance with the instructions delivered to the Trustee, in writing, by an officer designated, in writing, by the board of directors of NCI Operating Corp., a Nevada corporation, which is the general partner of MBCI.

                        SECTION 5. ACCOUNTING BY TRUSTEE

         Trustee shall keep accurate and detailed records of all earnings, investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between MBCI and Trustee. Within thirty (30) days following the close of each calendar quarter and within thirty (30) days after the removal or resignation of Trustee, Trustee shall deliver to MBCI a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all earnings, investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

                      SECTION 6. RESPONSIBILITY OF TRUSTEE

         A. Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by MBCI which is contemplated by, and in conformity with, the terms of the Plan(s) or this Trust and is given in writing by MBCI. The Trustee shall not be liable to the Trust or to any person having a beneficial interest in the Trust for any losses or decline in value which may be incurred in any investment of the Trust, so long as the Trustee acts, without negligence, in good faith and in accordance with the terms of this



                                                                               4
MBCI OPERATING, L.P. AND
METAL COATERS OPERATING, L.P.
MANAGEMENT INCENTIVE TRUST AGREEMENT
FOR THE BENEFIT OF _________________

Trust Agreement. In the event of a dispute between MBCI and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

         B. If Trustee undertakes or defends any litigation arising in connection with this Trust, MBCI agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. However, MBCI's obligations to indemnify Trustee for its costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) shall be expressly conditioned upon a timely, written notification of a claim submitted by Trustee to MBCI with the express understanding and agreement that upon receipt from MBCI of its written statement of intention to accept the claim for indemnification, MBCI shall have the sole right to retain counsel to prosecute or defend the claim and shall, thereafter, have no obligation to the Trustee, for its costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) incurred by Trustee. Additionally, MBCI's obligations to indemnify Trustee are conditioned upon Trustee's full cooperation in the defense of any claim tendered for indemnification.

         C. Trustee may, at its expense, consult with legal counsel (who may also be counsel for MBCI generally) with respect to any of its duties or obligations hereunder.

         D. Trustee may, at its expense, hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

         E. Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

         F. Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 201.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

                 SECTION 7. COMPENSATION AND EXPENSES OF TRUSTEE

         A. Trustee shall be entitled to a reasonable and customary fee for serving as Trustee.

         B. Any and all expenses, costs or fees, incurred by the Trustee in the administration of this Trust or in its capacity as Trustee hereunder, shall be borne wholly by the Trustee without charge to or reimbursement from MBCI, the Trust or any person having a beneficial interest in



                                                                               5
MBCI OPERATING, L.P. AND
METAL COATERS OPERATING, L.P.
MANAGEMENT INCENTIVE TRUST AGREEMENT
FOR THE BENEFIT OF _________________
the Trust or its assets. The fee payable to the Trustee, which may upon agreement of MBCI and the Trustee be from time-to-time adjusted, shall be the only sums due and payable to the Trustee.

                  SECTION 8. RESIGNATION AND REMOVAL OF TRUSTEE

         A. Trustee may resign at any time by written notice to MBCI, which shall be effective thirty (30) days after receipt of such notice unless MBCI and Trustee agree otherwise.

         B. Trustee may be removed by MBCI on thirty (30) days notice or upon shorter notice accepted by Trustee.

         C. Upon an event of Termination of the Plan or an event of Good Reason, both of which are defined in the Plan, Trustee may not be removed by MBCI for two (2) years.

         D. If Trustee resigns or is removed in accordance with the terms of this Trust Agreement, MBCI shall appoint a successor Trustee.

         E. Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within thirty (30) days after receipt of notice of resignation, removal or transfer and the appointment of a successor Trustee, unless MBCI extends the time limit.

         F. Notwithstanding anything to the contrary contained in 9B or 9E above, if MBCI removes the Trustee because of Trustees failure to act in accordance with the Terms of this Trust Agreement, the applicable notice period and time for delivery of records and assets shall be shortened to ten (10) days.

         G. If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 9 hereof, by the effective date of resignation or removal in accordance with the terms of this Trust Agreement. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

                      SECTION 9. APPOINTMENT OF SUCCESSOR.

         A. If Trustee resigns [or is removed] in accordance with the terms of this Trust Agreement, MBCI may appoint any third party, such as a bank trust department or other party that may be granted corporate trust powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by MBCI or the successor Trustee to evidence the transfer.



                                                                               6
MBCI OPERATING, L.P. AND
METAL COATERS OPERATING, L.P.
MANAGEMENT INCENTIVE TRUST AGREEMENT
FOR THE BENEFIT OF _________________

                      SECTION 10. AMENDMENT OR TERMINATION

         A. This Trust Agreement may be amended by a written instrument executed by Trustee and MBCI. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan(s), provided, however, that any such amendment or reformation shall be void to the extent that it adversely affects the Participants in the Plan as a group; and

         B. The Trust shall not terminate until the date on which Plan Participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan(s). Upon termination of the Trust any assets remaining in the Trust, after all distributions to Plan Participants, shall be returned to MBCI.

         C. Upon written approval of Participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan(s), MBCI may terminate this Trust prior to the time all benefit payments under the Plan(s) have been made. All assets in the Trust at termination shall be returned to MBCI.

                            SECTION 11. MISCELLANEOUS

         A. Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         B. Benefits payable to Plan Participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         C. This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         D. If this Trust Agreement conflicts, or is held or deemed to conflict, with any of the terms of the Plan, the terms of the Plan shall control and this Trust Agreement shall be automatically amended to the extent necessary to remove or resolve the conflict. The Trustee acknowledges that it has received a copy of the Plan, as currently constituted, and agrees to promptly provide the Trustee with all amendments to the Plan as soon as possible after their adoption.

         E. In the event any section of this document shall become in fact or by operation of law illegal or ineffective, it shall become a nullity without invalidating the remaining sections. To the extent permitted by law, no benefits under this Trust shall be subject to assignment, attachment, garnishment, levy, execution or other legal process. No benefit, with the exception of an obvious error, actually paid to any beneficiary shall be subject to reclaim by either the Trustee or MBCI.



                                                                               7
MBCI OPERATING, L.P. AND
METAL COATERS OPERATING, L.P.
MANAGEMENT INCENTIVE TRUST AGREEMENT
FOR THE BENEFIT OF _________________

         F. The headings, subheadings and paragraph identifiers are provided for convenience only and as such are not part of this Trust Agreement. This Trust may be executed in multiple counterparts, each of which shall constitute an original of this instrument.

         G. Any notice to any party required by this instrument shall be in writing, signed by the party giving notice, and shall be effective seven (7) days after it is deposited, deemed given the United States Mail, postage paid, return receipt requested, to the last known address of the party to whom the notice need be given.

                           SECTION 12. EFFECTIVE DATE

         The effective date of this Trust Agreement shall be May 8, 1998.

                     SECTION 13. DUTIES OF THE RECORDKEEPER

         A. The Recordkeeper shall keep and maintain detailed records of each Plan Participant's account. With respect to the individual account of each Plan Participant, the Recordkeeper shall provide to MBCI and each Participant a report on an annual basis which details the contributions, distributions, changes in specific assets, cost and fair market value of assets, and earnings thereon, which occurred during the calendar year. The report shall be distributed within thirty (30) days after the end of each calendar year.

         B. The Recordkeeper shall, upon notice from MBCI that benefits are due to any Participant under the Plan, calculate the amount and notify the Trustee in a timely manner so the Trustee may distribute the benefit due. Upon notification to the Trustee and confirmation of payment from the Trustee, the Recordkeeper shall charge the account of the Participant accordingly.

         C. The Recordkeeper shall make its books, records and calculations open and available for inspection by any Participant at all reasonable times and upon reasonable notice; provided, however, that each Participant shall only be entitled to inspect the books, records and calculations which pertain to that Participant's individual account.

         D. The Recordkeeper shall prepare filings required by the Internal Revenue Service and any other federal, state or local government agency relating to the Trust.

         E. If MBCI utilizes the services of a third-party recordkeeper, then a copy of the agreement with such recordkeeper shall be provided to Trustee.



                                                                               8
MBCI OPERATING, L.P. AND
METAL COATERS OPERATING, L.P.
MANAGEMENT INCENTIVE TRUST AGREEMENT
FOR THE BENEFIT OF _________________

EXECUTED ON THIS 8TH DAY OF MAY, 1998.

METAL COATERS OPERATING, L.P.               MBCI OPERATING, L.P.



BY: /s/ Kenneth W. Maddox                   BY: /s/ Kenneth W. Maddox
    ------------------------------              --------------------------------


Printed                                     Printed
Name: Kenneth W. Maddox                     Name: Kenneth W. Maddox
      ----------------------------                ------------------------------


Title: Vice President/CFO                   Title: Vice President/CFO
       ---------------------------                 -----------------------------



                                            NATIONSBANK OF TEXAS, N.A.


                                            BY: /s/ Dennis A. Young
                                                --------------------------------

                                            Printed
                                            Name: Dennis A. Young
                                                  ------------------------------


                                            Title: Senior Vice President
                                                   -----------------------------



ACCEPTED BY:



---------------------------------------
                          , Participant
--------------------------



                                                                               9
MBCI OPERATING, L.P. AND
METAL COATERS OPERATING, L.P.
MANAGEMENT INCENTIVE TRUST AGREEMENT
FOR THE BENEFIT OF _________________